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                                                                   Exhibit 23.1
                                                                   ------------

                               CONSENT OF KMPG LLP



         We consent to the incorporation by reference in the Registration Statement of infoUSA Inc. of our report dated January 22, 1999, relating to the consolidated balance sheet of infoUSA, Inc. and its subsidiaries as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for the year then ended, which report is included in infoUSA, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.


                                                KPMG LLP



Omaha, Nebraska
April 27, 1999